Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement on Form S-4 of Exelon Generation Company, LLC of our report dated February 29, 2012, relating to the financial statements of Baltimore Gas and Electric Company, which appears in the Current Report on Form 8-K/A of Exelon Generation Company, LLC dated March 9, 2012 and filed May 25, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
November 30, 2012